Axos Q4 Fiscal 2026 Earnings Supplement NYSE: AXJuly 30, 2026

2 © 2026 Axos Financial, Inc. All Rights Reserved. 2 Loan Growth by Category $ Millions SF Warehouse Lending Multifamily Small Balance Commercial Jumbo Mortgage Asset-Based and Cash Flow Lending Lender Finance Non-RE Capital Call Facilities Auto Unsecured/OD Single Family Mortgage & Warehouse Multifamily & Commercial Mortgage Commercial Real Estate Commercial & Industrial Non-RE Loans Inc (Dec)Q3 FY26Q4 FY26 $ 5$ 3,784$ 3,789 (128)921793 171,4371,454 (7)1,0371,030 367,2357,271 1091,4881,597 (261)2,2461,985 912,9203,011 891,6611,750 6252,1252,750 40538578 97988 $ 625$ 25,471$ 26,096 Lender Finance RE CRE Specialty Auto & Consumer Equipment Lending and Leasing

3 © 2026 Axos Financial, Inc. All Rights Reserved. 3 Diversified Deposit Gathering Deposit balances as of June 30, 2026 Note 1: Excludes approximately $475 million of off-balance sheet deposits › Serves approximately 30% of U.S. Chapter 7 bankruptcy trustees in exclusive relationship › Software allows servicing of SEC receivers and non-chapter 7 cases › Full service digital banking, wealth management, and securities trading › White-label banking › Business banking with simple suite of cash management services › 1031 exchange firms › Title and escrow companies › HOA and property management › Business management and entertainment › Broker-dealer client cash › Broker-dealer reserve accounts › Full service treasury/cash management › Team enhancements and geographic expansion › Bank and securities cross-sell Fiduciary Services $1.1B Consumer Direct $12.6B Specialty Deposits $3.3B Distribution Partners $0.3B Axos Securities1 $1.2B Small Business Banking $1.1BCommercial & Treasury Management $5.0B Approximately 85% of deposits are FDIC-insured or collateralized Total Deposits: $24.6B

4 © 2026 Axos Financial, Inc. All Rights Reserved. 4 Change in Allowance for Credit Losses (ACL) & Unfunded Loan Commitments Reserve (UCL) ($ in millions) ACL + UCL ACL + UCL (17.1) 0.2

5 © 2026 Axos Financial, Inc. All Rights Reserved. 5 Credit Quality ($ millions) %Non-Accrual LoansLoans O/SJune 30, 2026 1.29%$ 59$ 4,582Single Family-Mortgage & Warehouse 0.2052,484Multifamily and Commercial Mortgage 0.17158,868Commercial Real Estate 0.81779,496Commercial & Industrial - Non-RE 0.151666Auto & Consumer 0.60%$ 157$ 26,096Total %Non-Accrual LoansLoans O/SMarch 31, 2026 1.21%$ 57$ 4,705Single Family-Mortgage & Warehouse 0.2872,474Multifamily and Commercial Mortgage 0.17158,723Commercial Real Estate 1.09988,952Commercial & Industrial - Non-RE 0.493617Auto & Consumer 0.71%$ 180$ 25,471Total %Non-Accrual LoansLoans O/SJune 30, 2025 1.00%$ 44$ 4,395Single Family-Mortgage & Warehouse 1.12332,941Multifamily and Commercial Mortgage 0.42296,937Commercial Real Estate 0.91626,796Commercial & Industrial - Non-RE 0.412483Auto & Consumer 0.79%$ 170$ 21,552Total

AXOS FINANCIAL, INC.
SELECTED FINANCIAL INFORMATION
(Unaudited – dollars in thousands)

	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025
Selected Balance Sheet Data:					
Total assets	$ 29,961,869	$ 29,248,986	$ 28,201,406	$ 27,431,817	$ 24,783,078
Loans—net of allowance for credit losses	25,595,403	24,957,536	24,272,552	22,635,137	21,049,610
Allowance for credit losses	347,375	346,702	327,043	307,431	290,049
Securities—available-for-sale	803,667	801,439	811,126	57,798	66,008
Securities borrowed	163,462	133,015	109,141	182,518	139,396
Customer, broker-dealer and clearing receivables	347,944	333,699	277,308	263,095	252,720
Total deposits	24,565,392	22,388,135	23,232,748	22,264,753	20,829,543
Advances from the FHLB	154,000	1,805,000	60,000	60,000	60,000
Secured financings	576,680	634,452	691,507	—	—
Borrowings, subordinated notes and debentures	342,915	378,065	364,814	510,064	312,671
Securities loaned	194,729	148,668	128,869	204,620	139,426
Customer, broker-dealer and clearing payables	365,792	338,592	358,727	385,821	350,606
Total stockholders' equity	$ 3,166,418	$ 3,065,183	$ 2,930,092	$ 2,793,121	$ 2,680,677
Common shares outstanding at end of period	56,734,049	56,882,190	56,677,323	56,643,547	56,483,617
Common shares issued at end of period	71,939,630	71,724,042	71,420,064	71,356,510	71,101,642
Per Common Share Data:					
Book value per common share	$ 55.81	$ 53.89	$ 51.70	$ 49.31	$ 47.46
Tangible book value per common share (Non-GAAP)[1]	$ 50.96	$ 49.71	$ 47.79	$ 45.21	$ 44.60
Capital Ratios:					
Equity to assets at end of period	10.57 %	10.48 %	10.39 %	10.18 %	10.82 %
Axos Financial, Inc.:					
Tier 1 leverage (to adjusted average assets)	9.94 %	10.17 %	9.80 %	10.26 %	10.73 %
Common equity tier 1 capital (to risk-weighted assets)	11.76 %	11.65 %	11.65 %	11.66 %	12.52 %
Tier 1 capital (to risk-weighted assets)	11.76 %	11.65 %	11.65 %	11.66 %	12.52 %
Total capital (to risk-weighted assets)	14.39 %	14.32 %	14.39 %	15.20 %	15.28 %
Axos Bank:					
Tier 1 leverage (to adjusted average assets)	9.24 %	9.39 %	9.15 %	9.69 %	10.23 %
Common equity tier 1 capital (to risk-weighted assets)	10.93 %	10.90 %	11.12 %	11.37 %	12.42 %
Tier 1 capital (to risk-weighted assets)	10.93 %	10.90 %	11.12 %	11.37 %	12.42 %
Total capital (to risk-weighted assets)	12.10 %	12.13 %	12.37 %	12.62 %	13.70 %
Axos Clearing LLC:					
Net capital	$ 96,923	$ 103,752	$ 94,673	$ 91,442	$ 86,996
Excess capital	$ 89,854	$ 97,249	$ 88,369	$ 86,042	$ 81,834
Net capital as a percentage of aggregate debit items	27.42 %	31.91 %	30.04 %	33.87 %	33.71 %
Net capital in excess of 5% aggregate debit items	$ 79,250	$ 87,495	$ 78,913	$ 77,942	$ 74,091

© 2026 Axos Financial, Inc. All Rights Reserved.
6

AXOS FINANCIAL, INC.
SELECTED FINANCIAL INFORMATION
(Unaudited – dollars in thousands)

	At or For The Three Months Ended				
	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025
Selected Income Statement Data:					
Interest and dividend income	$ 499,130	$ 478,241	$ 513,845	$ 465,736	$ 442,413
Interest expense	181,240	171,980	182,136	174,686	162,252
Net interest income	317,890	306,261	331,709	291,050	280,161
Provision for credit losses	17,850	41,000	25,000	17,255	14,997
Net interest income, after provision for credit losses	300,040	265,261	306,709	273,795	265,164
Non-interest income	61,877	85,988	53,378	32,340	41,285
Non-interest expense	205,945	185,953	184,574	156,246	150,652
Income before income taxes	155,972	165,296	175,513	149,889	155,797
Income taxes	31,026	40,619	47,116	37,537	45,122
Net income	$ 124,946	$ 124,677	$ 128,397	$ 112,352	$ 110,675
Weighted average number of common shares outstanding:					
Basic	56,729,416	56,724,054	56,660,833	56,512,587	56,392,620
Diluted	57,737,351	58,073,257	57,731,339	57,782,828	57,558,280
Per Common Share Data:					
Net income:					
Basic	$ 2.20	$ 2.20	$ 2.27	$ 1.99	$ 1.96
Diluted	$ 2.16	$ 2.15	$ 2.22	$ 1.94	$ 1.92
Adjusted earnings per common share (Non-GAAP)[1]	$ 2.53	$ 1.90	$ 2.25	$ 2.07	$ 1.94
Performance Ratios and Other Data:					
Growth in loans held for investment, net	$ 637,867	$ 684,984	$ 1,637,415	$ 1,585,527	$ 855,980
Loan originations for sale	$ 62,144	$ 70,080	$ 61,009	$ 47,122	$ 42,487
Return on average assets	1.69 %	1.77 %	1.83 %	1.77 %	1.85 %
Return on average common stockholders' equity	15.69 %	16.26 %	17.44 %	15.94 %	16.85 %
Interest rate spread[2]	3.81 %	3.88 %	4.17 %	3.89 %	3.97 %
Net interest margin[3]	4.54 %	4.57 %	4.94 %	4.75 %	4.84 %
Net interest margin[3] – Banking Business Segment	4.56 %	4.62 %	5.02 %	4.80 %	4.88 %
Efficiency ratio[4]	54.23 %	47.41 %	47.93 %	48.32 %	46.87 %
Efficiency ratio[4] – Banking Business Segment	43.10 %	41.54 %	41.39 %	42.89 %	40.94 %
Asset Quality Ratios:					
Net annualized charge-offs to average loans	0.25 %	0.31 %	0.04 %	0.11 %	0.16 %
Nonaccrual loans to total loans	0.60 %	0.71 %	0.61 %	0.74 %	0.79 %
Non-performing assets to total assets	0.53 %	0.62 %	0.56 %	0.64 %	0.71 %
Allowance for credit losses - loans to total loans held for investment	1.34 %	1.37 %	1.33 %	1.34 %	1.36 %
Allowance for credit losses - loans to non-performing loans	221.07 %	192.15 %	215.81 %	180.41 %	170.23 %

1 *See "Use of Non-GAAP Financial Measures" herein.*
2 *Interest rate spread represents the difference between the annualized weighted average yield on interest-earning assets and the annualized weighted average rate paid on interest-bearing liabilities.*
3 *Net interest margin represents annualized net interest income as a percentage of average interest-earning assets.*
4 *Efficiency ratio represents non-interest expense as a percentage of the aggregate of net interest income and non-interest income.*

© 2026 Axos Financial, Inc. All Rights Reserved.
7

axos

Use of Non-GAAP Financial Measures

In addition to the results presented in accordance with GAAP, this earnings supplement includes non-GAAP financial measures such as adjusted earnings, adjusted earnings per diluted common share, and tangible book value per common share. Non-GAAP financial measures have inherent limitations, may not be comparable to similarly titled measures used by other companies and are not audited. Readers should be aware of these limitations and should be cautious as to their reliance on such measures. Although we believe the non-GAAP financial measures disclosed in this report enhance investors' understanding of our business and performance, these non-GAAP measures should not be considered in isolation, or as a substitute for GAAP basis financial measures.

We define "adjusted earnings", a non-GAAP financial measure, as net income without the after-tax impact of non-recurring acquisition-related costs and other costs (unusual or non-recurring charges). Adjusted earnings per diluted common share ("adjusted EPS"), a non-GAAP financial measure, is calculated by dividing non-GAAP adjusted earnings by the average number of diluted common shares outstanding during the period. We believe the non-GAAP measures of adjusted earnings and adjusted EPS provide useful information about the Company's operating performance. We believe excluding the non-recurring acquisition related costs and other costs (unusual or non-recurring) provides investors with an alternative understanding of Axos' core business.

Below is a reconciliation of net income, the nearest comparable GAAP measure, to adjusted earnings and adjusted EPS (non-GAAP) for the periods shown:

(Dollars in thousands, except per share amounts)	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025
Net income	$ 124,946	$ 124,677	$ 128,397	$ 112,352	$ 110,675
Favorable legal settlement[1]	—	(22,000)	—	—	—
FINRA arbitration matter	21,000	—	—	—	—
Acquisition-related costs[2]	5,495	2,834	2,419	2,941	1,604
Verdant acquisition - Provision for credit losses	—	—	—	7,765	—
Income taxes	(5,271)	4,713	(649)	(2,681)	(465)
Adjusted earnings (non-GAAP)	$ 146,170	$ 110,224	$ 130,167	$ 120,377	$ 111,814
Average dilutive common shares outstanding	57,737,351	58,073,257	57,731,339	57,782,828	57,558,280
Diluted EPS	$ 2.16	$ 2.15	$ 2.22	$ 1.94	$ 1.92
Favorable legal settlement[1]	—	(0.38)	—	—	—
FINRA arbitration matter	0.36	—	—	—	—
Acquisition-related costs[2]	0.10	0.05	0.04	0.05	0.03
Verdant acquisition - Provision for credit losses	—	—	—	0.13	—
Income taxes	(0.09)	0.08	(0.01)	(0.05)	(0.01)
Adjusted EPS (Non-GAAP)	$ 2.53	$ 1.90	$ 2.25	$ 2.07	$ 1.94

[1] *Favorable legal settlement reflects the recognition of a legal settlement in the Company's favor reached in March 2026.*

[2] *Acquisition-related costs includes amortization of intangible assets, and for the three months ended September 30, 2025, also includes $1.3 million of acquisition-related costs associated with the Verdant acquisition.*

© 2026 Axos Financial, Inc. All Rights Reserved.
8

9 © 2026 Axos Financial, Inc. All Rights Reserved. 9 We define “tangible book value”, a non-GAAP financial measure, as book value adjusted for goodwill and other intangible assets. Tangible book value is calculated using common stockholders’ equity minus servicing rights, goodwill and other intangible assets. Tangible book value per common share, a non-GAAP financial measure, is calculated by dividing tangible book value by the common shares outstanding at the end of the period. We believe tangible book value per common share is useful in evaluating the Company’s capital strength, financial condition, and ability to manage potential losses. Below is a reconciliation of total stockholders’ equity, the nearest comparable GAAP measure, to tangible book value per common share (non-GAAP) as of the dates indicated: June 30, 2025 September 30, 2025 December 31, 2025 March 31, 2026 June 30, 2026(Dollars in thousands, except per share amounts) $ 2,680,677$ 2,793,121$ 2,930,092$ 3,065,183$ 3,166,418Common stockholders’ equity 27,21826,24325,43126,29925,653Less: servicing rights, carried at fair value 134,502205,747196,119211,046249,317Less: goodwill and intangible assets $ 2,518,957$ 2,561,131$ 2,708,542$ 2,827,838$ 2,891,448Tangible common stockholders’ equity (Non-GAAP) 56,483,61756,643,54756,677,32356,882,19056,734,049Common shares outstanding at end of period $ 47.46$ 49.31$ 51.70$ 53.89$ 55.81Book value per common share 0.480.460.450.460.45Less: servicing rights, carried at fair value per common share 2.383.633.463.714.40Less: goodwill and other intangible assets per common share $ 44.60$ 45.22$ 47.79$ 49.72$ 50.96Tangible book value per common share (Non-GAAP) Use of Non-GAAP Financial Measures (cont'd)

10 © 2026 Axos Financial, Inc. All Rights Reserved. 10 Greg Garrabrants, President and CEO Derrick Walsh, EVP and CFO investors@axosfinancial.com www.axosfinancial.com Johnny Lai, SVP Corporate Development and Investor Relations Phone: 858.649.2218 Mobile: 858.245.1442 jlai@axosfinancial.com Contact Information